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                                                                   EXHIBIT 23.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Registration Statements Nos. 33-67128, 33-50998, 33-17552, 33-41660 and 33-19183 of The Timberland Company on Form S-8 of our report dated February 12, 1992 appearing in the Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 1993.



                                                     /s/ Arthur Andersen & Co.
                                                     Arthur Andersen & Co.



Boston Massachusetts
March 14, 1994